Grant Park Fund Weekly Commentary

For the Week Ended April 29, 2011

Current Month Rolling Performance* Rolling Risk Metrics* (May 2006 - Apr 2011)

Class	Week ROR	MTD APR 2011	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.9%	3.8%	3.0%	9.6%	1.6%	4.8%	6.2%	4.8%	12.0%	-16.4%	0.4	0.6
B**	1.9%	3.7%	2.7%	8.9%	0.9%	4.0%	N/A	4.0%	12.0%	-17.1%	0.4	0.5
Legacy 1***	1.9%	3.8%	3.6%	11.5%	N/A	N/A	N/A	2.9%	10.9%	-10.9%	0.3	0.4
Legacy 2***	1.9%	3.8%	3.4%	11.1%	N/A	N/A	N/A	2.6%	10.8%	-11.1%	0.3	0.3
Global 1***	1.7%	2.9%	2.3%	7.7%	N/A	N/A	N/A	0.3%	10.2%	-13.3%	0.1	0.0
Global 2***	1.7%	2.9%	2.2%	7.4%	N/A	N/A	N/A	0.0%	10.1%	-13.5%	0.0	0.0
Global 3***	1.7%	2.8%	1.5%	5.4%	N/A	N/A	N/A	-1.9%	10.1%	-14.6%	-0.1	-0.2

S&P 500 Total Return Index****	2.0%	3.0%	9.1%	17.2%	1.7%	3.0%	2.8%	3.0%	17.9%	-50.9%	0.3	0.2
Barclays Capital U.S. Long Gov Index****	1.1%	1.8%	1.0%	6.5%	5.3%	7.1%	6.9%	7.1%	11.1%	-12.3%	0.7	1.1

* Performance metrics are calculated using April 2011 month-to-date performance estimates. All performance data is subject to verification.

** Units began trading in August 2003.

*** Units began trading in April 2009.

**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					28%
Energy	11%	Long	Crude Oil	2.9%	Long	9%	Long	Crude Oil	2.6%	Long
			Gas Oil	2.2%	Long			Brent Crude Oil	1.9%	Long
Grains/Foods	10%	Long	Corn	3.4%	Long	7%	Long	Corn	2.6%	Long
			Soybeans	1.5%	Long			Soybeans	1.5%	Long
Metals	12%	Long	Gold	3.0%	Long	12%	Long	Silver	2.9%	Short
			Aluminum	2.0%	Long			Gold	2.5%	Long
FINANCIALS	67%					72%
Currencies	28%	Short $	Euro	2.8%	Long	28%	Short $	Euro	2.9%	Long
			British pound	2.0%	Long			British pound	2.8%	Long
Equities	19%	Long	S&P 500	3.5%	Long	23%	Long	S&P 500	4.5%	Long
			Dax Index	3.3%	Long			Dax Index	3.1%	Long
Fixed Income	20%	Long	U.S. 2-Year Treasury Notes	4.3%	Long	21%	Long	U.S. 2-Year Treasury Notes	4.8%	Long
			Eurodollars	2.6%	Long			U.S. 10-Year Treasury Notes	2.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Natural gas prices rallied sharply following an Energy Information Administration report which showed a smaller-than-expected increase in U.S. inventories. Warm temperatures in the Southern U.S. added to the rally. Crude oil prices also rose due to ongoing tension in the Middle East and forecasts for continuing weakness in the U.S. dollar.

Grains/Foods

Wheat prices fell as rainfall in key U.S. and European farming regions helped ease recent supply concerns. Sugar prices declined over 8% after reports predicted a large surge in sugar output from Thailand, the world's second-largest sugar exporter. Lean hogs prices also moved lower as speculators forecasted weaker demand in the meat markets.

Metals

Base-metals markets generally declined as data which showed a slower economic growth rate put pressure on demand forecasts. Elevated weekly jobless claims also weighed on the industrial demand, putting pressure on base metals. Precious metals prices surged due to speculation the U.S. Federal Reserve will keep domestic borrowing rates unchanged for the near future.

Currencies

The U.S. dollar fell sharply against major counterparts due to weak economic data in the U.S. The euro and British pound benefitted from the dollar's decline, as investors moved their focus towards Europe because of the bearish U.S. outlook. In Asia, the Japanese yen strengthened due to comments by the Bank of Japan forecasting that certain supply constraints caused by the recent earthquake could begin to subside as early as the third quarter.

Equities

North American equity market posted gains due to bullish earnings reports from several large domestic manufacturing firms. The German Dax Index also moved higher, fueled by increased investor risk appetite which followed reports of a decrease in the nation's unemployment rate. The Hong Kong Hang Seng Index declined on fears the Chinese government would increase interest rates in order to curb the nation's surging real estate sector.

Fixed Income

U.S. Treasury prices rallied as economic data in the U.S. fostered forecasts of slow economic growth. Investors speculated interest rates would remain unchanged throughout 2011 and drove fixed-income yields steadily lower, thereby driving prices on U.S. Treasury products higher. In the Eurozone, German Bund prices also moved higher after recent European debt auctions supported forecasts for increased demand in the debt markets.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor's 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL'S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.